UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 10, 2007
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13403 Northwest Freeway
Houston, Texas		77040-6094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Employment Agreement - John N. Molbeck, Jr.
Employment Agreement - Edward H. Ellis, Jr.
Employment Agreement - Michael J. Schell
Employment Agreement - Craig J. Kelbel

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 10, 2007, we entered into new employment agreements with each of John N. Molbeck, Jr., Edward H. Ellis, Jr., Craig J. Kelbel and Michael J. Schell. We entered into these new agreements to harmonize terms among our executives, to conform existing employment agreements to the requirements of Internal Revenue Code Section 409A and to extend the employment terms of these executives for periods ranging from an additional one to four years, thereby ensuring continuity and stability in the ranks of our executive management. Following are brief summaries of the material terms of the new employment agreements.
John N. Molbeck, Jr.
     General. According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Molbeck acts as President and Chief Operating Officer of HCC. Mr. Molbeck’s employment agreement expires on December 31, 2010. He will receive an annual salary of $1,350,000 (consisting of a base salary of $1,000,000 and deferred compensation of $350,000). If Mr. Molbeck is not a participant under our 2007 Incentive Compensation Plan, he is also eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Molbeck and his qualified beneficiaries are entitled to extended medical coverage at company expense until, in general, the later of Mr. Molbeck or his spouse dies or, in the case of Mr. Molbeck’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Molbeck remained employed by us. Mr. Molbeck is also entitled to certain other perquisites, including a car allowance, reimbursement for estate planning expenses, supplementary term life insurance and personal travel on the corporate aircraft. The agreement provides that upon termination for any reason, Mr. Molbeck will serve HCC as a consultant for a period of six years and nine months and receive an annual consulting fee of $256,200. Mr. Molbeck’s right to receive the annual consulting fees vested at the inception of his employment agreement, and such fees remain payable in the event of Mr. Molbeck’s death or disability. We agreed to this consulting arrangement during Mr. Molbeck’s previous employment with us. If the agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
     Benefits upon the Occurrence of Certain Termination Events. In the event Mr. Molbeck’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a lump sum cash payment equal to Mr. Molbeck’s base salary for the lesser of 18 months or the remainder of the term, a lump sum cash payment equal to the additional amount of deferred compensation Mr. Molbeck would have received had he remained employed for the lesser of 18 months or the remainder of the term, an amount equal to the consulting fees that would have been paid to Mr. Molbeck had he retired on the expiration date and provided the consulting services under the agreement, a lump sum cash payment in lieu of benefits other than medical equal to $4,650 times the lesser of the remaining number of months in the term or 18 months and continuing medical benefits. In the event his employment agreement is terminated by HCC without “Cause,” by Mr. Molbeck for “Good Reason” of by Mr. Molbeck after a

“Change in Control,” in each case as set forth in the agreement, Mr. Molbeck will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination, a lump sum cash payment equal to the amount of base salary that would have been payable for the greater of 12 months or the remainder of the term, a lump sum cash payment equal to the additional amount of deferred compensation Mr. Molbeck would have received had he remained employed for the greater of 12 months or the remainder of the term, a lump sum cash payment in lieu of benefits other than medical equal to $4,650 times the lesser of the remaining number of months in the term or 18 months, continuing medical benefits and, if applicable, reimbursement for any excise tax under Section 4999 of the Internal Revenue Code. Mr. Molbeck may terminate his employment for any reason within 180 days of a Change of Control. In the event Mr. Molbeck’s employment is terminated for “Cause” or by Mr. Molbeck without “Good Reason,” Mr. Molbeck will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination and continuing medical benefits.
Edward H. Ellis, Jr.
     General. According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Ellis acts as Executive Vice President and Chief Financial Officer of HCC. Mr. Ellis’ employment agreement expires on December 31, 2009. He will receive a salary of $500,000 in 2007, increasing by $25,000 for each year thereafter during the term of the agreement. If Mr. Ellis is not a participant under our 2007 Incentive Compensation Plan, he is also eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Ellis and his qualified beneficiaries are entitled to extended medical coverage until, in general, Mr. Ellis or such qualified beneficiary becomes eligible for Medicare or, in the case of Mr. Ellis’ qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Ellis remained employed by us. If the agreement is terminated, Mr. Ellis has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
     Benefits upon the Occurrence of Certain Termination Events. In the event Mr. Ellis’ employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a lump sum cash payment equal to Mr. Ellis’ base salary for the lesser of 18 months or the remainder of the term, a lump sum cash payment in lieu of benefits other than medical equal to $1,350 times the lesser of the remaining number of months in the term or 18 months and continuing medical benefits. In the event Mr. Ellis’ employment is terminated by HCC without “Cause,” by Mr. Ellis for “Good Reason” of by Mr. Ellis after a “Change in Control,” in each case as set forth in the agreement, Mr. Ellis will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination, a lump sum cash payment equal to the amount of base salary that would have been payable for the remainder of the term, a lump sum cash payment in lieu of benefits other than medical equal to $1,350 times the lesser of the remaining number of months in the term or 18 months and continuing medical benefits. Mr. Ellis may terminate on a Change of Control if within 12 months of a change in control of HCC, there is a material change in the nature or status of Mr. Ellis’ duties or responsibilities, or the assignment of duties or responsibilities inconsistent with Mr. Ellis’ status. In the event Mr. Ellis’ employment is terminated for “Cause” or by Mr. Ellis without “Good

Reason,” Mr. Ellis will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination.
Michael J. Schell
     General. According to the terms of his Employment Agreement effective as of June 1, 2007, Mr. Schell acts as Executive Vice President of HCC and President and Chief Executive Officer of Houston Casualty Company. Mr. Schell oversees our domestic property and casualty operations. His employment agreement expires on June 30, 2011. Mr. Schell receives a salary of $612,000 each year during the term of the agreement. If Mr. Schell is not a participant under our 2007 Incentive Compensation Plan, he is also eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Schell and his qualified beneficiaries are entitled to extended medical coverage until, in general, Mr. Schell or such qualified beneficiary becomes eligible for Medicare or, in the case of Mr. Schell’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Schell remained employed by us. We have also agreed to provide life and accidental death insurance policies at company expense. If the agreement is terminated, Mr. Schell has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
     Benefits upon the Occurrence of Certain Termination Events. Mr. Schell’s rights upon termination, death or disability are similar to those provided to Mr. Ellis.
Craig J. Kelbel
     General. According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Kelbel acts as Executive Vice President of HCC and President and Chief Executive Officer of HCC Life Insurance Company. Mr. Kelbel oversees our domestic life, accident and health operations. His employment agreement expires on February 28, 2011. Mr. Kelbel receives a salary of $612,000 each year during the term of the agreement. If Mr. Kelbel is not a participant under our 2007 Incentive Compensation Plan, he is also eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Kelbel and his qualified beneficiaries are entitled to extended medical coverage until, in general, Mr. Kelbel or such qualified beneficiary becomes eligible for Medicare or, in the case of Mr. Kelbel’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Kelbel remained employed by us. Mr. Kelbel is also entitled to certain other perquisites, including a country club dues and a company-provided apartment. The agreement provides that upon Mr. Kelbel’s retirement after January 1, 2010 or upon termination for any reason other than cause, Mr. Kelbel will serve HCC as a consultant for a period equal to the number of whole years after January 1, 2002 in which Mr. Kelbel was a full-time employee of HCC and receive an annual consulting fee of $75,000. If the agreement is terminated, Mr. Kelbel has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.
     Benefits upon the Occurrence of Certain Termination Events. Mr. Kelbel’s rights upon termination of his employment upon death or disability are similar to those provided to Mr. Ellis. Mr. Kelbel’s rights upon termination of his employment by HCC without “Cause,” by Mr. Kelbel for “Good Reason” of by Mr. Kelbel after a “Change in Control,” are similar to those provided to Mr. Ellis, except that in addition to other benefits, Mr.

Kelbel is entitled to a lump sum cash payment in an amount equal to the total consulting fees that would have been payable had Mr. Kelbel retired on the expiration date of the agreement and provided consulting services as set forth in the employment agreement.
Item 9.01 Financial Statements and Exhibits

No.	Exhibit

10.1	Employment Agreement effective March 1, 2007 between HCC Insurance Holdings, Inc. and John N. Molbeck, Jr.

10.2	Employment Agreement effective March 1, 2007 between HCC Insurance Holdings, Inc. and Edward H. Ellis, Jr.

10.3	Employment Agreement effective June 1, 2007 between HCC Insurance Holdings, Inc. and Michael J. Schell

10.4	Employment Agreement effective March 1, 2007 between HCC Insurance Holdings, Inc. and Craig J. Kelbel

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.

Date: August 10, 2007

	By:	/s/ Frank J. Bramanti

Frank J. Bramanti,
Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Employment Agreement effective March 1, 2007 between HCC Insurance Holdings, Inc. and John N. Molbeck, Jr.

10.2	Employment Agreement effective March 1, 2007 between HCC Insurance Holdings, Inc. and Edward H. Ellis, Jr.

10.3	Employment Agreement effective June 1, 2007 between HCC Insurance Holdings, Inc. and Michael J. Schell

10.4	Employment Agreement effective March 1, 2007 between HCC Insurance Holdings, Inc. and Craig J. Kelbel